                                        Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274


            Addendum to Prospectus Supplement Dated February 24, 2006

                                                             Dated: June 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                            JUBILEE FIXED RATE BONDS
                                 (FOURTH SERIES)
                     --------------------------------------

The interest rate of each State of Israel Jubilee Fixed Rate Bonds (Fourth Series) to be sold during the Sales Period commencing on June 1, 2006 and terminating on June 14, 2006 is:

         2-Year:   5.20%
         5-Year:   5.35%
         7-Year:   5.55%
         10-Year: 5.75%

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by June 9, 2006.